                     MEDICALOGIC, INC. STOCK INCENTIVE PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT

     This Restricted Stock Purchase Agreement ("Agreement") is entered into as of _________, 1999 between MedicaLogic, Inc., an Oregon corporation (the "Company"), and ________________ ("Purchaser") and is made pursuant to the Company's Stock Incentive Plan. In consideration of the mutual agreements contained in this Agreement, the parties agree as follows:

     1. Purchase.

          1.1 Purchase Agreement. The Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, ________ _____________________ (_____) shares of the Company's common stock (the "Shares") at a purchase price of $_____ per share, all on the terms and subject to the conditions of this Agreement.

          1.2 Payment of Purchase Price. Purchaser shall pay for the Shares by delivering to the Company a duly executed note (the "Purchase Note"), substantially in the form of Exhibit A hereto.

          1.3 Delivery of Stock. The Company will issue in Purchaser's name, as promptly after receipt of the Purchase Note as practicable, one or more certificates representing the Shares. To secure its rights under the Repurchase Option described in Section 2, the Company will retain the certificate or certificates representing the Shares. Purchaser will deliver to the Company executed blank stock powers covering the Shares subject to the Repurchase Option, substantially in the form of Exhibit B hereto.

     2. Repurchase Option.

          2.1 Option to Repurchase Upon Occurrence of Certain Events. The Company shall have the option to repurchase all or a portion of the Shares ("Repurchase Option"), in consideration for the forgiveness of all or a commensurate portion of the principal balance of and accrued interest on the Purchase Note, in the event Purchaser voluntarily terminates his/her employment within two years of the date the Shares were originally granted. The Repurchase Option shall terminate as of December 31, 1999 in the event all of the following events have occurred:

               a. The Company completes an initial public offering of the Company's Common Stock;

               b. An Internet version of Logician (Logician.net) is released;
          and

               c. A consumer patient web property (AboutMyHealth, or other web site name) is released.

          2.2 Exercise of Option. The Repurchase Option shall be exercised by the Company by delivering to Purchaser (or to Purchaser's executors or administrators, if applicable) a written notice of exercise. Upon exercise of a Repurchase Option, the Company shall reduce the amount of principal and accrued interest then due, if any, on the Purchase Note and the Company shall promptly pay to Purchaser the balance of the repurchase price, if any. Upon delivery of such notice and reduction of the amounts due under the Purchase Note, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased without further action by Purchaser.

          2.3 Exercise Price. The price to be paid by the Company for the Shares upon exercise of the Repurchase Option shall be $_____ per Share.

          2.4 Assignability. The right of the Company under a Repurchase Option to purchase any part of the Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Company.

     3. Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the Shares, Purchaser shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, Purchaser shall pay such amount to the Company on demand. If Purchaser fails to pay any amount demanded, the Company shall have the right to withhold such amount from other amounts payable by the Company to Purchaser, including salary, subject to applicable law.

     4. Limitations on Transfer.

          4.1 While Subject to Repurchase Option. Without the written consent of the Company, Purchaser shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares that have not been released from the Repurchase Option.

          4.2 Stock Transfer Agreement. Upon release from the Repurchase Option, the Shares shall be subject to the terms of any shareholders agreement then in effect, including any amendments or supplements thereto, among the Company and any of its shareholders (a "Shareholders Agreement"), including the transfer restrictions contained therein, and Purchaser agrees that the transfer restrictions and purchase options of any such Shareholders Agreement shall apply to the Shares and agrees to be bound from the date of this Agreement onward by all of the terms and conditions of any such Shareholders Agreement.

     5. Investment Intent; Restricted Securities. Purchaser represents, warrants and covenants to the Company that the Shares are being acquired by Purchaser for investment for Purchaser's own account only and not with a view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1993, as amended (the "Act"). Purchaser understands and acknowledges that the sale of the Shares has not been registered under the Act or applicable state securities laws, that the Shares must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirement is available, that the Company is under no obligation to register the Shares, and that the certificate or certificates representing the Shares will be stamped with legends substantially in the form specified in Section 7 of this Agreement. Purchaser agrees to comply with the transfer restrictions specified in the legends set forth in Section 7 and on the Share Certificates.

     6. Acknowledgment of Access to Information. Purchaser acknowledges that he, through his position with the Company, has had access to sufficient information regarding the Company's business and financial condition to enable him to make an investment decision regarding the purchase of the Shares. Purchaser acknowledges that he has been provided an opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering and to obtain additional information concerning the Company and this offering.

     7. Legend. All certificates representing the Shares shall be endorsed with legends substantially in the following form, in addition to any other legends required by law:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

          "TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A SHAREHOLDERS AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS, WHICH AGREEMENT BY THIS REFERENCE, IS INCORPORATED HEREBY AND MADE A PART HEREOF AS IF FULLY SET FORTH, AND WHICH AGREEMENT, BY ACCEPTANCE OF DELIVERY OF THIS CERTIFICATE, IS ACCEDED TO BY THE HOLDER HEREOF. A COPY OF THE

     SHAREHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE
     CORPORATION."

     8. Specific Performance. Purchaser acknowledges and agrees that the Company will suffer irreparable harm if Purchaser fails to comply with the terms of this Agreement, and that monetary damages will be inadequate to compensate the Company for such failure. Accordingly, Purchaser agrees that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.

     9. Notices. Any required or permitted notice shall be given in writing and shall be deemed given upon personal delivery or upon deposit in the United States mail by registered or certified mail, postage prepaid. Any notice to Purchaser shall be addressed to Purchaser at Purchaser's address shown on the corporate records of the Company, and any notice to the Company shall be addressed to the Company at its registered office.

     10. No Right to Employment. Nothing in the Company's Stock Incentive Plan or in this Agreement shall confer upon Purchaser any right to be continued in the employment of the Company or to interfere in any way with the right of the Company to terminate Purchaser's employment at any time for any reason.

     11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and may be amended only by written agreement between the Company and Purchaser.

     12. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and, subject to the restrictions on transfer of this Agreement, shall be binding upon and shall inure to the benefit of Purchaser's heirs, executors, administrators, successors and assigns.

     13. Governing Law, Severability. This Agreement shall be governed by and construed in accordance with the laws of Oregon, without regard to the choice of law rules applied in the courts of such state. If any provisions or provision of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

     14. Further Action. The parties agree to execute such further instruments and to take such actions as may reasonably be necessary to carry out the intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

THE COMPANY:                           MEDICALOGIC, INC.

                                       By: _____________________________________
                                       Title: __________________________________
                                       Address: 20500 NW Evergreen Parkway
                                                Hillsboro, OR 97124


PURCHASER:                             _________________________________________


                                       Address: ________________________________

                                       _________________________________________

                                                                       Exhibit A


$__________

                         NON-NEGOTIABLE PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned ________________ ("Maker") hereby promises to pay to MedicaLogic, Inc., an Oregon corporation ("Payee"), at Payee's offices at 20500 NW Evergreen Parkway, Hillsboro, OR 97124, or at such other place Payee may designate in writing from time to time, the principal sum of __________________________________________________________ Dollars
($_________), plus accrued and unpaid interest thereon, in lawful money of the United States of America, on or before the date five years after the date hereof.

     1. Interest. Interest shall accrue on the unpaid principal balance outstanding hereunder at the rate of six percent (6%) per annum from the date of this Note until such principal balance is paid in full. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest shall be payable quarterly in arrears.

     2. Prepayment. Maker may prepay all or any portion of this Note at any time without penalty. Any such prepayment shall be applied first to pay interest accrued to the date of prepayment and second to reduce the principal balance hereof.

     3. Costs of Collection. Maker agrees to pay any and all costs, including without limitation attorneys' fees, costs and expenses (in addition to any statutory costs) at trial, or on any appellate review, incurred by Payee or any holder of this Note in enforcing this Note and collecting sums due under this Note.

     4. Waiver of Suretyship Defenses. The undersigned and all persons liable or to become liable on this Note waive presentment, protest and demand and notice of protest, demand, dishonor or nonpayment of this Note.

     5. Waiver Only in Writing. Payee shall not be deemed, by any act or failure to act, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing.

     6. Usury. It is the specific intent of the Maker and Payee that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Maker on demand.

     7. Governing Law. This Note shall be construed in accordance with Oregon law, regardless of choice of law rules.

                                       MAKER:


                                       -----------------------------------------

                                                                       Exhibit B


                             IRREVOCABLE STOCK POWER


          KNOW ALL MEN BY THESE PRESENTS, that I, ________________, for value received, have bargained, sold, assigned, and transferred, and by these presents do hereby bargain, sell, assign, and transfer unto __________________________, _________________________ (_____) shares of the Common Stock of MedicaLogic, Inc., an Oregon corporation, standing in my name on the books of said corporation, represented by Certificate No. ___, and that I do hereby irrevocably constitute and appoint ____________________________ my true and lawful attorney to sell, assign, transfer, and set over all or any part of the said stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand as of this ____ day of _________, 1999.



                                       -----------------------------------------

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